Item 77C: Matters submitted to a vote of security holders

On July 2, 2009, a special meeting of the shareholders of Atlantic Whitehall International Fund, a series of Atlantic Whitehall Funds Trust (the "International Fund"), was held to approve the termination and liquidation of the International Fund pursuant to a Plan of Liquidation (the "Plan"). At the meeting, 1,732,277.2330 of the International Fund's outstanding shares voted in favor of the Plan and 0 of the International Fund's outstanding shares voted against the Plan.

On July 2, 2009, a special meeting of the shareholders of Atlantic Whitehall Multi-Cap Global Value Fund, a series of Atlantic Whitehall Funds Trust (the "Multi-Cap Global Value Fund"), was held to approve the termination and liquidation of the Multi-Cap Global Value Fund pursuant to a Plan of Liquidation (the "Plan"). At the meeting, 560,932 of the Multi-Cap Global Value Fund's outstanding shares voted in favor of the Plan and 0 of the Multi-Cap Global Value Fund's outstanding shares voted against the Plan.

On September 21, 2009, a special meeting of the shareholders of Atlantic Whitehall Growth Fund, a series of Atlantic Whitehall Funds Trust (the "Growth Fund"), was held to (i) approve an Agreement and Plan of Reorganization ("Reorganization Agreement"), which provides for the reorganization of the Growth Fund into the AIM Large Cap Growth Fund, a series of AIM Equity Funds; (ii) approve an amendment to the Atlantic Whitehall Funds Trust's Trust Instrument ("Amendment to the Trust Instrument") to authorize the Board of Trustees, in the event that the Reorganization Agreement was not approved, to liquidate and terminate the Growth Fund without additional approval by shareholders; and (iii) transact any other business, not currently contemplated, that may properly come before the special meeting, at the discretion of the proxies or their substitutes ("Transacting Other Business").

At the meeting, (i) 3,138,015.5570 of the Growth Fund's outstanding shares voted in favor of the Reorganization Agreement and 3,423.9820 of the Growth Fund's outstanding shares voted against the Reorganization Agreement; (ii) 3,134,538.6210 of the Growth Fund's outstanding shares voted in favor of the Amendment to the Trust Instrument and 5,342.9260 of the Growth Fund's outstanding shares voted against the Amendment to the Trust Instrument; and (iii) 2,897,830.5470 of the Growth Fund's outstanding shares voted in favor of Transacting Other Business and 234,915 of the Growth Fund's outstanding shares voted against Transacting Other Business.

On September 21, 2009, a special meeting of the shareholders of Atlantic Whitehall Mid-Cap Growth Fund, a series of Atlantic Whitehall Funds Trust (the "Mid-Cap Growth Fund"), was held to
(i) approve an Agreement and Plan of Reorganization ("Reorganization Agreement"), which provides for the reorganization of the Mid-Cap Growth Fund into the AIM Mid Cap Core Equity Fund, a series of AIM Growth Series; (ii) approve an amendment to the Atlantic Whitehall Funds Trust's Trust Instrument ("Amendment to the Trust Instrument") to authorize the Board of Trustees, in the event that the Reorganization Agreement was not approved, to liquidate and terminate the Mid-Cap Growth Fund without additional approval by shareholders; and
(iii) transact any other business, not currently contemplated, that may properly come before the special meeting, at the discretion of the proxies or their substitutes ("Transacting Other Business").

At the meeting, (i) 5,549,770 of the Mid-Cap Growth Fund's outstanding shares voted in favor of the Reorganization Agreement and 0 of the Mid-Cap Growth Fund's outstanding shares voted against the Reorganization Agreement; (ii) 5,549,770 of the Mid-Cap Growth Fund's outstanding shares voted in favor of the Amendment to the Trust Instrument and 0 of the Mid-Cap Growth Fund's outstanding shares voted against the Amendment to the Trust Instrument; and (iii) 5,205,961 of the Mid-Cap Growth Fund's outstanding shares voted in favor of Transacting Other Business and 343,809 of the Mid-Cap Growth Fund's outstanding shares voted against Transacting Other Business.

On September 21, 2009, a special meeting of the shareholders of Atlantic Whitehall Equity Income Fund, a series of Atlantic Whitehall Funds Trust (the "Equity Income Fund"), was held to
(i) approve an Agreement and Plan of Reorganization ("Reorganization Agreement"), which provides for the reorganization of the Equity Income Fund into the AIM Disciplined Equity Fund, a series of AIM Equity Funds; (ii) approve an amendment to the Atlantic Whitehall Funds Trust's Trust Instrument ("Amendment to the Trust Instrument") to authorize the Board of Trustees, in the event that the Reorganization Agreement was not approved, to liquidate and terminate the Equity Income Fund without additional approval by shareholders; and (iii) transact any other business, not currently contemplated, that may properly come before the special meeting, at the discretion of the proxies or their substitutes ("Transacting Other Business").

At the meeting, (i) 17,206,532 of the Equity Income Fund's outstanding shares voted in favor of the Reorganization Agreement and 7,022 of the Equity Income Fund's outstanding shares voted against the Reorganization Agreement; (ii) 17,192,527 of the Equity Income Fund's outstanding shares voted in favor of the Amendment to the Trust Instrument and 21,027 of the Equity Income Fund's outstanding shares voted against the Amendment to the Trust Instrument; and (iii) 16,206,549 of the Equity Income Fund's outstanding shares voted in favor of Transacting Other Business and 1,007,005 of the Equity Income Fund's outstanding shares voted against Transacting Other Business.